UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                         Date of Report - March 12, 2003
                            (March 11, 2003) (Date of
                            earliest event reported)


                           Hemispherx Biopharma, Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                     0-27072                   52-0845822
      (State or other jurisdiction  (Commission File Number)  (IRS Employer
       of incorporation)                                      Identification
                                                              Number)




       1617 JFK Boulevard                                 19103
    (Address of principal executive offices)            (Zip Code)


                            Area Code (215) 988-0080
                         (Registrant's telephone number)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As noted in the previous Current Report on Form 8-K filed On March 13, 2003, Hemispherx Biopharma, Inc. (the "Company") executed two agreements with Interferon Sciences, Inc. ("ISI") to purchase certain assets of ISI (the two asset purchase transactions are hereinafter referred to as the "First Asset Purchase" and the "Second Asset Purchase") and consummated the First Asset Purchase.

         In the second agreement with ISI (the "Second Asset Purchase Agreement"), ISI agreed to sell to the Company all of its rights to ALFERON N Injection(R), a pharmaceutical product used for the treatment of certain types of genital warts in adults (the "Product") and other assets related to the Product including, but not limited to, real estate and machinery. For these assets, the Company agreed to:

     (i) issue 424,528 shares of its Common Stock which has a Market Value (as defined in the Second Asset Purchase Agreement) of $675,000 and a guaranteed value of $675,000;

     (ii) issue an additional 62,500 shares of Common Stock without a guaranteed value;

     (iii) continue to pay ISI 6 % of the net sales of the Product; and

     (iv) satisfy certain obligations of ISI.

         On March 17, 2004, the Company consummated the Second Asset Purchase.


Item 7.       Financial Statements and Exhibits.


              (a)     Financial Statements.

None.
              (b)     Unaudited Pro forma Financial Information.

The required Pro Forma Financial Information related to the Registrant's acquisition of certain assets of Interferon Sciences, Inc. on March 17, 2004 are attached hereto as Exhibit 99.1.

              (c)          Exhibits.

None.

                                                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Hemispherx Biopharma, Inc.



                                      By:  /s/ William A. Carter
                                          ------------------------
March 26, 2004                            William A. Carter, M.D., President

                                                                   Exhibit 99.1

              Unaudited Pro Forma Consolidated Financial Statements

On March 11, 2003 the Company executed two agreements with Interferon Sciences, Inc. ("ISI") to purchase certain of its assets.

In the first agreement with ISI, the Company effectively acquired the operations of ISI including its inventory of Alferon N Injection(R), and a limited license for the production, manufacture use, marketing and sale of this product. This transaction was completed on March 11, 2003. For these assets, the Company:

i)       Issued 487,028 shares of its common stock, and
ii)      Agreed to pay ISI 6% of the net sales of the Product

The Company also is required to pay ISI a service fee and pay certain of ISI's obligation related to the product.

In the second agreement with ISI, effectively an asset acquisition, ISI agreed to sell to the Company all of ISI's rights to the product and other assets related to the product including, but not limited to, real estate and machinery. This transaction was completed on March 17, 2004. For these assets, the Company:

i) Issued on March 17, 2004 an additional 487,028 shares of its common stock; and will
ii) Continue to pay ISI 6% of the net sales of the product


Pro Forma Condensed Consolidated Statement of Operations (Unaudited) of the Company

The following unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2003 presents the results of the Company assuming the above-mentioned two agreements between the Company and ISI had occurred on January 1, 2003.

The unaudited pro forma consolidated statement of operations should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2003, including the notes thereto, included in the Company's Annual Report on Form 10-K/A. The pro forma data is for informational purposes only and may not necessarily reflect the Company's results of operations for the year ended December 31, 2003 had the Company consummated the two agreements on January 1, 2003.

                                              Hemispherx Biopharma, Inc. and Subsidiaries
                                       Unaudited Pro Forma Consolidated Statement of Operations
                                                     Year Ended December 31, 2003
                                                 (in thousands, except per share data)

                                                                                        (4)        Pro Forma
                                                           (3)                       Pro Forma     As Further
                                                        Pro Forma      Pro Forma     Further       Adjusted
                      (1)             (2)               Adjustments    as Adjusted   Adjustment    For
                  Hemispherx       Interferon           For First      For First     For Second    Second
                 Biopharma, Inc.  Sciences, Inc.                       Asset         Asset         Asset
                     And              Asset
                 Subsidiaries     And Subsidiary       Acquisition     Acquisition  Acquisition   Acquisition
                 ------------     --------------       -----------     -----------  -----------   ------------
                     2003             2003
                    ------           ------
Revenues:
Sales of product
                          $509            $ 242         $                  $ 751      $                   $ 751
Clinical
treatment
programs                   148                -                -             148         -                  148
                 --------------  ---------------  ---------------     -----------   -------      ---------------
Total Revenues
                           657              242                              899                            899
                 --------------  ---------------  ---------------     -----------   -------      ---------------
Costs and
expenses:
Production
costs/Cost of
Goods Sold                 502              267               47 (a)         816        60 (d)              876
Research and
development              3,150              176              (7) (a)       3,319         8 (d)            3,327
General and
administrative           4,257              963            (675) (a)       4,545         8 (d)            4,553
Royalty Expense
                                                              45 (b)          45                             45

                 --------------  ---------------  ---------------     -----------   -------      ---------------
Total cost and
expenses                 7,909            1,406            (590)           8,725        76                8,801
                 --------------  ---------------  ---------------     -----------   -------      ---------------

Interest and
other income                80               13             (13) (a)         80                             80
Interest
Expense and
Financing Costs                                             (68) (c)
                       (7,598)            (274)              274 (a)     (7,666)                        (7,666)

Metacine
Settlement                                1,550          (1,550) (a)

Service fee
income                                      451            (451) (a)
Other income                                 14             (14) (a)
Bulk sale of
Alferon
inventory                                 1,149          (1,149) (a)

                 --------------  ---------------  ---------------     -----------   -------      ---------------
Net loss            $ (14,770)          $ 1,739        $ (2,381)      $ (15,412)    $ (76)           $ (15,488)
                 --------------  ---------------  ---------------     -----------   -------      ---------------

Basic and
diluted loss
per share              $ (.42)                                           $ (.43)                        $ (.43)
                 --------------                                       -----------                ---------------
Basic and
diluted weighted
Average common
shares
outstanding
                        35,235                                            35,327                         36,056
                 --------------                                       -----------   -------      ---------------

See accompanying notes to consolidated statement of operations.

                           NOTES TO UNAUDITED PROFORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS

The following notes describe the column headings in the unaudited pro forma consolidated statement of operations and the pro forma adjustments that have been made to this statement:

     (1) Reflects the unaudited consolidated historical statement of operations of Hemispherx Biopharma, Inc. and subsidiaries for the year ended December 31, 2003.

     (2) Reflects the unaudited consolidated historical statement of operations for ISI for the period ended September 30, 2003, which date represents its most recent available financial statements.

     (3) Reflects pro forma adjustments relating to the first acquisition on March 11, 2003 of certain assets of ISI and the related funding as follows:

                      (a) Adjustments to reflect the following:

                           Production cost related to sales of product by ISI are based on the Company's cost of inventory purchased from ISI in the First Asset Acquisition. A portion of the Company's total cost of the net assets was allocated to inventory in accordance with FASB 141.

                           ISI debt was not assumed by the Company, interest on the debt has been eliminated.

                           The ISI building was acquired in the Second Asset Acquisition. Depreciation expense related to the building has been included for the First Asset Acquisition adjustments. The depreciation of the building, based on the cost of the Second Asset Acquisition, is recorded in entry 4(e) below.

                           Service fee income paid to ISI by the Company, the gain on the bulk sale of the Alferon inventory to the Company and the Metacine settlement have been eliminated.

                           General and administrative expenses beyond March 11, 2003 have been eliminated because ISI's general and administrative expenses subsequent to that date are not related to the Alferon business. All expenses related to the Alferon business subsequent to March
                           11, 2003 have been included in the Company's historical results for the period from March 11, 2003 through December 31, 2003.

                                          Production
                                          Cost / Cost
                                          of Sold Goods      R&D       G&A         Other          Total
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Inventory                                $(109)                                        $(109)
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Interest  expense                                                         $274            274
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Interest income                                                           (13)           (13)
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Depreciation                                 62      $7        $7                          76
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Service fee income                                                       (451)          (451)
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Other income                                                              (14)           (14)
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Bulk sale of Alferon
           inventory                                                              (1,149)        (1,149)
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           G&A after
           March 11, 2003                                                668                         668
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Metacine Settlement                           -       -         -      (1,550)        (1,550)
           ---------------------------- ------------------- ------- --------- ------------ --------------
           ---------------------------- ------------------- ------- --------- ------------ --------------
           Totals                                    $(47)      $7      $675     $(2,903)       $(2,268)
           ---------------------------- ------------------- ------- --------- ------------ --------------

         (b) Increase in general and administrative costs resulting from the recognition of 6% royalty charges on the net sales of the acquired ALFERON N injection product.

         (c) Increase in interest for period from January 1, 2003 through March 11, 2003 for issuance of 6% Senior Convertible Debentures on March 12, 2003.

     (4) Reflects pro forma adjustments relating to the second acquisition of certain assets of ISI as follows:

         (d) Adjustments reflect depreciation expense relating to the acquired building as result of the second acquisition of certain assets of ISI.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of the Company

The following unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2003 presents the financial position of the Company assuming the asset sale had occurred on December 31, 2003. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto for the year ended December 31, 2003, included in the Company's Annual Report on Form 10-K/A. The pro forma data is for informational purposes only and may not necessarily reflect the Company's financial position or what the Company's financial position would have been had the Company consummated the asset sale on December 31, 2003.



                                              Hemispherx Biopharma, Inc. and Subsidiaries
                                            Unaudited Pro Forma Consolidated Balance Sheet
                                                           December 31, 2003
                                                            (in thousands)

                                                                                    PRO FORMA
                                                                (2)                 AS
                                             (1)              PRO FORMA             ADJUSTED
                                         HEMISPHERX           ADJUSTMENTS           FOR
                                         BIOPHARMA,           FOR SECOND            SECOND
                                         INC. AND             ASSET                 ASSET
                                         SUBSIDIARIES         ACQUISITION           ACQUISITION
                                         ------------         -----------           -----------
                ASSETS
Current Assets:
    Cash and cash equivalents               $ 3,764           $                              $3,764
                                                                          -
    Short term investments                    1,495                       -                   1,495
    Inventory                                 2,896                       -                   2,896
    Accounts and other receivables              282                       -                     282
    Prepaid and other current assets            170                       -                     170
                                      --------------   ---------------------   ---------------------
    Total current assets                      8,607                                           8,607
                                      --------------   ---------------------   ---------------------
    Property, plant and equipment,               94                3,212(2)                   3,306
    net
    Patent and trademark rights, net          1,027                                           1,027

    Investments in unconsolidated
    affiliates                                  408                                             408
    Deferred financing costs                    393                                             393
    Deferred acquisition costs                1,546              (1,546)(2)
    Advance receivable                        1,300                                           1,300
    Other assets                                 29                                              29
                                      --------------   ---------------------   ---------------------
    Total assets                            $13,404              $1,666                     $15,070
                                      ==============   =====================   =====================
             LIABILITIES
Current liabilities:
    Accounts payable                           $488    $                  -                    $488
    Accrued expenses                          1,119                       -                   1,119
                                      --------------   ---------------------   ---------------------
    Total current liabilities                 1,607                       -                   1,607
                                      --------------   ---------------------   ---------------------
Long term debt-net of
current portion                               2,058                                           2,058

Redeemable common stock                         491               1,452 (2)                   1,943
Stockholders' equity :
    Common stock                                 39                                              39
                                                                    214 (2)
    Additional paid-in capital              123,054               1,769 (3)                 125,037
    Accumulated deficit                   (113,843)              (1,769)(3)                (115,612)
    Treasury stock                              (2)                                              (2)
                                      --------------   ---------------------   ---------------------

    Total stockholders' equity                9,248                 214                       9,462
                                      --------------   ---------------------   ---------------------
    Total liabilities and                  $ 13,404             $ 1,666                     $15,070
    stockholders' equity
                                      ==============   =====================   =====================

See accompanying notes to consolidated balance sheet

                           NOTES TO UNAUDITED PROFORMA
                           CONSOLIDATED BALANCE SHEET

The following notes describe the column headings in the unaudited pro-forma consolidated balance sheet and the pro forma adjustments that have been made to this balance sheet:

     (1)Reflects the consolidated balance sheet of Hemispherx Biopharma Inc. and subsidiaries as of December 31, 2003.

     (2) Reflects pro forma adjustments for the second acquisition of certain assets of ISI totaling $3.1 million and the assumption of certain obligations, including those settled via the issuance of shares of the Company's common stock. The value of the common shares issued to ISI approximated $1.7 million, of which approximately $1.5 million is redeemable and reflected as such.

As a result of the acquisition, the following table summarizes the estimated fair values of the property acquired.

                                                         (AMOUNTS IN THOUSANDS)
                               Second Acquisition
                Cost of Building and Equipment :
                Issued 487,028 shares to ISI                           $1,666
                Issued 581,761 shares to ISI Creditors         $907
                Assumed Liability for Tax Lien                  639     1,546
                                                               ----   ---------
                    Total Cost of Property Acquired                    $3,212
                                                                      ========

The shares issued to ISI were valued at $3.42 per share which was the closing price of the Company's shares on the American Stock Exchange as of March 17, 2004. The shares issued to ISI creditors were values at $1.56 per share which was the closing price of the Company's shares on the American Stock Exchange as of March 12, 2003.

     (3) Represents the estimated intrinsic value of 1,450,000 stock warrants granted to the Company's Chief Executive Officer during October 2003, that became vested upon the second acquisition of certain assets from ISI.